Exhibit 10.1

First Amendment to SECURITY AGREEMENT

THIS First Amendment to SECURITY AGREEMENT dated as of October 21, 2013 (this “Amendment”), is by and among Axion International Holdings, Inc., a Colorado corporation (“Debtor”), Axion International, Inc. a Delaware corporation (the “Subsidiary” and collectively with Debtor, the “Pledgors”), and the holders of Debtor’s Convertible Notes (as defined below) (individually and collectively, the “Secured Party”).

WHEREAS, pursuant to the Note Purchase Agreement (the “Note Purchase Agreement”), dated as of August 24, 2012, among Debtor and the Secured Party, Debtor agreed to issue to the Secured Party an aggregate of up to $10,000,000 of Debtor’s 8% convertible promissory notes (the “Convertible Notes”);

WHEREAS, in connection with the entry into the Note Purchase Agreement, Debtor, the Subsidiary and the Secured Party entered into that certain Security Agreement (the “Security Agreement”), dated as of August 24, 2012, pursuant to which Debtor and the Subsidiary granted to the Secured Party a security interest in all of their assets and rights to secure the obligations of Debtor under the Convertible Notes;

WHEREAS, (i) on the date hereof, the Secured Party has loaned Debtor an aggregate of approximately $603,000 (other than the loans made on the date hereof in consideration for Convertible Notes), and in consideration of such loans, Debtor proposes to issue to each such Secured Party a secured promissory note, and (ii) it is contemplated that following the date hereof, the Secured Party shall loan Debtor an aggregate of up to an additional $3,000,000, and in consideration of such loans, Debtor proposes to issue to each such Secured Party a secured promissory note (the secured promissory notes referred to in (i) and (ii) are hereinafter collectively referred to as the “Secured Notes”), and each such Secured Note shall be exchanged on a future date for a Convertible Note and warrants to purchase shares of Debtor’s common stock;

WHEREAS, Debtor, the Subsidiary, and the Secured Party making the loans referenced in the foregoing recital desire for Debtor’s obligations under the Secured Notes to be secured pursuant to the Security Agreement; and

WHEREAS, Debtor, the Subsidiary and the Secured Party desire to amend the Security Agreement on the terms set forth herein.

NOW, THEREFORE, Debtor, the Subsidiary and the Secured Party hereby amend the Security Agreement by this Amendment, as follows:

1.	Amendments. The parties hereby amend the Security Agreement, effective as of the date hereof, as follows:

(a)	The defined term “Notes” as used in the Security Agreement is hereby amended and restated to mean Debtor’s (i) 8% convertible promissory notes (the “Convertible Notes”), as issued from time to time pursuant to the Note Purchase Agreement dated as of August 24, 2012, among Debtor and the Secured Party, as amended from time to time, and (ii) secured promissory notes issued from time to time in contemplation of exchanging such notes on a future date for Convertible Notes and warrants to purchase shares of Debtor’s common stock.

(b)	The defined term “Secured Party” as used in the Security Agreement is hereby amended and restated to mean, both individually and collectively, holders of the Notes.

(c)	Section 2 of the Security Agreement is hereby amended and restated as follows to reflect the grant of a security interest by the Pledgors to secure the obligations under both the Convertible Notes and the Secured Notes:

“Section 2 Grant of Security. To secure the prompt and complete payment, observance and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, each of the Pledgors hereby collaterally assigns and pledges to the Secured Party, and grants to the Secured Party a security interest and Lien in and to, the Collateral. The Secured Party acknowledges and agrees that the attachment of its security interest and Lien in any commercial tort claim as original collateral is subject to the Debtor’s compliance with Section 4(a).”

2.	Consent to Reincorporation. Pursuant to Section 5 of the Security Agreement, each Secured Party hereby (i) consents to the reincorporation of Debtor from the State of Colorado to the State of Delaware, subject to the approval of same at the annual meeting of Debtor’s shareholders to be held on November 19, 2013, and (ii) waives the notice requirements set forth in Section 5 of the Security Agreement with respect to such reincorporation.

3.	Effect on Security Agreement. Except as expressly provided in this Amendment, the Security Agreement, as amended by this Amendment, shall remain in full force and effect.

4.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

5.	Counterparts. This Amendment may be executed in two or more identical counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement; provided that a facsimile signature and a signature delivered electronically (including by delivery via electronic mail of a signature page in “pdf” format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

[Signature page follows]

IN WITNESS WHEREOF, each of the Pledgors and the Secured Party has caused this First Amendment to Security Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ Steve Silverman
Name:	Steve Silverman
Title:	CEO

AXION INTERNATIONAL, INC.

By:	/s/ Donald W. Fallon
Name:	Donald W. Fallon
Title:	CFO

Signature page to First Amendment to Security Agreement

SECURED PARTY:

MLTM Lending, LLC

By:	TM Investments, LP
its administrative member

By:	CF Holdings, Inc.,
its general partner

By:	/s/ Melvin Lenkin
Name:	Melvin Lenkin
Title:	President

/s/ Edward Lenkin
Edward Lenkin

Judy Lenkin Lerner Revocable Trust

By:	/s/ Judy Lenkin Lerner
Name:	Judy Lenkin Lerner
Title:	Trustee

/s/ Samuel Rose
Samuel Rose

/s/ Allen Kronstadt
Allen Kronstadt

Signature page to First Amendment to Security Agreement